EXHIBIT 10.3

VOTING RIGHTS PROXY AGREEMENT

This Shareholders’ Voting Rights Proxy Agreement (the “Proxy Agreement”) is entered into as of May 12, 2017 by and among the following parties (each a “Party” and collectively the “Parties”) :

Party A:	Green Vision Biotechnology Corp., a corporation incorporated in the State of Nevada, the United States;

Party B:	Able Lead Holdings Limited, a limited company incorporated under the laws of British Virgin Islands; and

The Company:	Lutu International Biotechnology Limited, a limited company incorporated under the laws of Cayman Islands.

RECITALS

A

Party A has the expertise in the business of agricultural biotechnologies, and has entered into a series of agreements with the Company to, among other things, provide the Company with business consulting services.

B.

Party B owns 89% of total outstanding shares of the Company, which are held in escrow pursuant to an Escrow Agreement entered into by and among Party A, Party B and Booth Udall Fuller, PLC, dated May 12, 2017 (the “Escrow Agreement”) and will not be released to Party B until the completion of certain conditions stated therein.

C.	The Company and its subsidiaries are engaged in the business of manufacturing, processing and sales of bio-fertilizers.

D.

Party B desires to grant to the Board of Directors of Party A and any person or entity designated by the Board of Directors of Party A a proxy to vote for all of Party B’s shares in the Company for the maximum period of time permitted by law in consideration of the issuance to Party B of shares and for other good and valuable consideration.

NOW THEREFORE , the parties agree as follows:

1

1.

Party B hereby irrevocably grants and entrusts Party A, for the maximum period permitted by law, with all of Party B’s voting rights as a shareholder of the Company. Party A shall exercise such rights in accordance with and within the parameters of the laws of Cayman Islands and the Articles of Association of the Company.

2.

Party A may from time to time establish and amend rules to govern how Party A shall exercise the powers granted to it by Party B herein, including, but not limited to, the number or percentage of directors of Party A which shall be required to authorize or take any action and to sign documents evidencing the taking of such action, and Party A shall only take action in accordance with such rules, as amended by it.

3.

All Parties to this Proxy Agreement hereby acknowledge that, regardless of any change in the equity interests of the Company, Party B shall appoint the person or persons designated by Party A from time to time with the voting rights as attached in the Shares of the Company held by Party B.

4.

In the event that subsequent to the date of this Agreement any shares of capital stock or other securities of the Company acquired by Party B by reason of any stock dividend, stock split, consolidation of shares, reclassification, exchange, merger, consolidation, recapitalization or any other transactions that affects the equity interest of the Company, the voting rights attached in such shares of capital stock or other securities shall be deemed to be granted and entrusted to Party A irrevocably for purposes of this Agreement.

5.

This Proxy Agreement has been duly executed by the Parties, and, in the case of a Party which is not a natural person, has been duly authorized by all necessary corporate or other action by such Party and executed and delivered by such Party’s duly authorized representatives, as of the date first set forth above and shall be effective simultaneously.

2

6.

Party B represents and warrants to Party A that Party B owns 89% of the shares of the Company, and Party B has not granted to anyone, other than Party A, a power of attorney or proxy over any of such shares or in Party B’s rights as a shareholder of Company; provided, however, Party B has granted a lien over such shares in favor of a third party to secure a loan owed by Party B to such third party. Party B further represents and warrants that the execution and delivery of this Proxy Agreement by Party B will not violate any law, regulations, judicial or administrative order, arbitration award, agreement, contract or covenant applicable to Party B.

7.

Except as provided in Section 8 of this Agreement, this Proxy Agreement may not be terminated without the unanimous written consent of all Parties, except that Party A may, by giving seven (7) days prior written notice to Party B and the Company, terminate this Proxy Agreement.

8.

Unless otherwise expressly agreed in writing by the Parties, this Proxy Agreement shall automatically be terminated upon either the termination of the Consulting Services Agreement, the Operating Agreement, the Escrow Agreement, or the Share Exchange Agreement between Party A and Party B.

9.	Any amendment and/or rescission shall be agreed by the Parties in writing.

10.	The execution, validity, construction and performance of this Proxy Agreement shall be governed by the laws of Cayman Islands.

11.	This Proxy Agreement has been executed in three (3) duplicate originals in English, each Party has received one (1) duplicate original, and all originals shall be equally valid.

12.

In the event of any dispute, claim, question, or disagreement arising from or relating to this Proxy Agreement or the breach thereof, the parties hereto shall use their best efforts to settle the dispute, claim, question, or disagreement. To this effect, they shall consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable solution satisfactory to the Parties. If they do not reach such solution within a period of 60 days, then, upon notice by any party to the others, all disputes, claims, questions, or differences shall be finally settled by arbitration administered by the Hong Kong International Arbitration Centre (HKIAC) under the HKIAC Administered Arbitration Rules in force when the notice of arbitration is submitted.

3

[SIGNATURE PAGE FOLLOWS]

PARTY A:	Green Vision Biotechnology Corp.

Legal/Authorized Representative:

/s/ Ma Wai Kin
Name:	Ma Wai Kin
Title:	President

PARTY B:	Able Lead Holdings Limited

Legal/Authorized Representative:

/s/ Leung Kwong Tak
	Name:	LEUNG Kwong Tak
	Title:	Director

PARTY C:	Lutu International Biotechnology Limited

Legal/Authorized Representative:

/s/ Leung Kwong Tak
	Name:	LEUNG Kwong Tak
	Title:	Director

4